Exhibit 99.1

EQT ANNOUNCES UPSIZING AND EARLY RESULTS OF ITS Tender offer

For up to $200 Million Combined Aggregate Principal Amount
of its 4.875% Senior Notes due 2021 and 3.000% Senior Notes due 2022

PITTSBURGH, November 16, 2020 -- EQT Corporation (nyse: eqt) (the “Company” or “EQT”) announced today that it has amended the terms of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an amended Maximum Tender Amount (as defined below) of its 4.875% Senior Notes due 2021 (the “2021 Notes”) and 3.000% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Notes”). The Company also announced today the early results of the Tender Offer.

The Company has amended the Tender Offer to (i) increase the combined aggregate principal amount of Notes subject to the Tender Offer (the “Maximum Tender Amount”) from $150,000,000 to $200,000,000 and (ii) limit the aggregate principal amount of 2022 Notes that may be accepted for purchase in the Tender Offer to $181,177,000 (the “2022 Notes Tender Cap”). All other terms of the Tender Offer remain unchanged.

Subject to the Maximum Tender Amount and the 2022 Notes Tender Cap, the amounts of each series of Notes to be purchased are being determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase, dated October 30, 2020 (the “Offer to Purchase”), in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with “1” having a higher Acceptance Priority Level than “2.”

The principal amount of each series of Notes that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on November 13, 2020 (the “Early Tender Date”) and the principal amount of each series of Notes that will be accepted for purchase by the Company on the Early Settlement Date (as defined below) are specified in the table below. Because the aggregate principal amount of 2022 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the 2022 Notes Tender Cap, the Company will accept the 2022 Notes for purchase on a pro rata basis based on the proration factor described in the Offer to Purchase. Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on November 13, 2020. As a result, tendered Notes may no longer be withdrawn.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Series Tender Cap	Principal Amount Tendered	Principal Amount Accepted	Approximate Proration Factor(1)	Tender Offer Consideration (2)(3)	Early Tender Premium(2)	Total Consideration (2)(3)(4)
3.000% Senior Notes due 2022	26884LAE9	$750,000,000	1	$181,177,000	$216,363,000	$181,177,000	83.8%	$955.00	$50.00	$1,005.00
4.875% Senior Notes due 2021	26884LAB5	$143,941,000	2	N/A	$18,823,000	$18,823,000	100.0%	$980.00	$50.00	$1,030.00

(1)	The proration factor for the 2022 Notes has been rounded to the nearest tenth of a percentage point for presentation purposes.
(2)	Per $1,000 principal amount of Notes accepted for purchase.
(3)	Does not include accrued and unpaid interest, which will also be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(4)	Includes the Early Tender Premium.

Payment for Notes accepted for purchase is expected to be made on November 17, 2020 (the “Early Settlement Date”). The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase.

Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on November 30, 2020, because holders of Notes validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Maximum Tender Amount or the 2022 Notes Tender Cap, or (iv) otherwise amend the Tender Offer in any respect.

BofA Securities is acting as Dealer Manager for the Tender Offer. The Information Agent and Tender Agent is Global Bondholder Services Corporation.

Copies of the Offer to Purchase, the related Letter of Transmittal and other related Tender Offer materials are available by contacting the Information Agent at (866) 470-4500 (toll-free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com. Questions regarding the Tender Offer should be directed to BofA Securities at (980) 388-4370 (collect) or debt_advisory@bofa.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Andrew Breese

Director, Investor Relations

412.395.2555

ABreese@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding the Company’s plans and expected timing with respect to the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company’s exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; uncertainties related to the severity, magnitude and duration of the COVID-19 pandemic; and disruptions to the Company’s business due to acquisitions and other significant transactions. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by Part II, Item 1A, “Risk Factors” in the Company’s subsequently filed Quarterly Reports on Form 10-Q and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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